Exhibit 99.1


Mercury Finance Appoints New Auditors

     CHICAGO, Feb. 18 /PRNewswire/ -- Mercury Finance Company (NYSE: MFN) announced today it has appointed Arthur Andersen LLP as auditor for the company, replacing KPMG Peat Marwick.

     The Arthur Andersen auditors will complete the audit of the 1996 fiscal year financial statements, which, as previously announced, contained accounting irregularities resulting in an initial overstatement of 1996 earnings.

     "Under the circumstances, Mercury Finance will be best served by a new public accounting firm, which can bring a fresh independent point of view to the situation," said William A. Brandt, Jr., president and chief executive officer of Mercury. "We have asked Arthur Andersen to proceed as expeditiously as possible."

     The company is in the process of determining a date for the annual shareholders meeting, which will need to be rescheduled to allow time for the completion and distribution of the 1996 audited statements. SOURCE Mercury Finance Company

     CONTACT: Kate Connelly or Joe Kopec, both of The Dilenschneider Group for Mercury Finance Company, 312-553-0700